Exhibit 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

CONFIDENTIAL

DEVELOPMENT AND LICENSE AGREEMENT

BETWEEN

NEUROGENETICS, INC.

AND

ELI LILLY AND COMPANY

EFFECTIVE AS OF APRIL 21, 2003

TABLE OF CONTENTS

Exhibit A               Licensed Patents

Exhibit B               Lilly Know-How

Exhibit C               Compound Supply

Exhibit D               Development Plan

DEVELOPMENT AND LICENSE AGREEMENT

THIS DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”) is entered into as of April 21, 2003 (the “Effective Date”), by and between NEUROGENETICS, INC. (“Neurogenetics”), a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 11805 North Torrey Pines Road, Suite 300, La Jolla, California 92037, and ELI LILLY AND COMPANY (“Lilly”), a corporation organized and existing under the laws of the State of Indiana, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285. Neurogenetics and Lilly are sometimes referred to herein individually as a “Party” and collectively as “Parties.”  The Parties agree as follows:

BACKGROUND

Lilly has certain intellectual property rights relating to its non-selective AMPA/Kainate receptor antagonist known internally at Lilly as [***], and Neurogenetics is interested in obtaining a license to such compound. Neurogenetics is a biopharmaceutical company that is interested in further developing and commercializing [***], including conducting clinical trials in order to obtain product registration of [***]from regulatory authorities. Subject to the terms and conditions set forth in this Agreement, Lilly and Neurogenetics are interested in having Neurogenetics further develop and commercialize, on a worldwide basis, pharmaceutical products containing [***].

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth below, the Parties hereto agree as follows.

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following words and phrases shall have the following meanings:

1.1          “Affiliate” means, with respect to a Party, any Person directly or indirectly controlling, controlled by, or under common control with, such Party. For purposes of this Agreement, the term “controlled” (including the terms “controlled by” and “under common control with”) as used in this context, means the direct or indirect ability or power to direct or cause the direction of management policies of a Person or otherwise direct the affairs of such Person, whether through ownership of equity, voting securities, beneficial interest, by contract or otherwise.

1.2          “Applicable Laws” means all applicable laws, ordinances, rules and regulations of any kind whatsoever of any governmental (including international, foreign, federal, state and local) or regulatory authority, including, without limitation, all laws, ordinances, rules and regulations promulgated by the FDA.

1.3          “Application for Marketing Authorization” means, with respect to Product, (i) in the United States, a New Drug Application filed with the FDA pursuant to 21 U.S.C.

***   Confidential Treatment Requested

Section 357 and 21 C.F.R. Section 314 (“NDA”), and (ii) in any country other than the United States, an application or set of applications for marketing approval comparable to an NDA and necessary to make and sell Product commercially in such country.

1.4          “Calendar Quarter” means the three (3) month period ending on March 31, June 30, September 30 or December 31. The initial Calendar Quarter will be deemed to begin on the Effective Date and end on the expiration of that Calendar Quarter in which it falls.

1.5          “Change of Control” means, with regard to Neurogenetics, any of the following events:  the acquisition by any Person, other than a Person controlling Neurogenetics as of the Effective Date, of “beneficial ownership” (as defined in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the shares of Neurogenetics’ stock by way of merger or sale of stock (excluding any bona fide financing transactions) or the sale or other disposition of all or substantially all of the assets of Neurogenetics to a Third Person.

1.6          “Clinical Trial Protocol” means the Clinical Trial action plan used by each research center in the Clinical Trial and describing the objectives, design, methodology, statistical considerations and organization of the Clinical Trial, including (1) how many people are in the trial, (2) who is eligible to participate in the trial, (3) what drugs participants will take, (4) what medical tests they will have and how often, and (5) what information will be gathered during the trial.

1.7          “Clinical Trial(s)” means Phase I Clinical Trials, Phase II Clinical Trials or Phase III Clinical Trials, as applicable.

1.8          “Compound” means the compound known internally at Lilly as [***], and identified more specifically on Exhibit C ([***]). A “derivative” as used in this Section 1.8 means a compound having [***], wherein a modification is a [***] of [***].

1.10        “Compound Supply” shall have the meaning set forth in Section 5.1.

1.11        “Confidential Information” means information received (whether disclosed in writing, electronically, orally or by observation) by one Party (the “Receiving Party”) from the other Party (the “Disclosing Party”) that the Disclosing Party reasonably considers proprietary and confidential unless in each case such information, as shown by competent evidence:

(a)                                  was known to the Receiving Party or to the public prior to the Disclosing Party’s disclosure, as demonstrated by contemporaneous written records;

(b)                                  became known to the public, after the Disclosing Party’s disclosure hereunder, other than through a breach of the confidentiality provisions of this Agreement by the Receiving Party or any Person to whom such Receiving Party disclosed such information;

***   Confidential Treatment Requested

(c)                                  was subsequently disclosed to the Receiving Party by a Person (other than the Disclosing Party) having a legal right to disclose, without any restrictions, such information or data; or

(d)                                  was developed by the Receiving Party independent of the Disclosing Party’s Confidential Information;

provided, however, that the Licensed Patents, the Lilly Know-How and any other information that pertains to Compound or any Product disclosed to Neurogenetics by Lilly hereunder shall be deemed the Confidential Information of Neurogenetics as well as Lilly and subject to the confidentiality provisions hereof during the term of this Agreement, and both Neurogenetics and Lilly shall be deemed the Receiving Party with respect to such Confidential Information.

1.12        “Control” means the possession of the ability to grant a license without violating the terms of any agreement or other arrangement with any Third Person.

1.13        “Damages” means any and all costs, losses, claims, demands for payment, government enforcement actions, liabilities, fines, penalties, expenses, court costs and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a party entitled to indemnification under Section 9.1 (including any court-imposed interest in connection therewith).

1.14        “Data Exclusivity Period” means the period during which the FDA (or, in countries other than the United States, an equivalent regulatory agency) prohibits reference, without the consent of the owner of an Application for Marketing Authorization or Regulatory Approval package, to the clinical and other data that is contained in such Application for Marketing Approval or Regulatory Approval package, and that is not published or publicly available outside of such Application for Marketing Authorization or Regulatory Approval package.

1.16        “Development Plan” means a plan prepared by Neurogenetics for developing Product in the Territory, up to and including filing of the Application for Marketing Authorization for the Product, including all Clinical Trials required to confirm the profile of Product, including but not limited to, Clinical Trials required to confirm the clinical efficacy, tolerability and dosing regimen of Product. Such Development Plan shall be in summary outline form for all Clinical Trials up through and including filing of the Application for Marketing Authorization for the Product. The initial Development Plan is attached as Exhibit D; provided, however, that Neurogenetics shall be entitled to amend, alter or change such Development Plan in its sole discretion. Neurogenetics shall provide Lilly with a copy of any such amended, altered or changed Development Plan.

1.17        “Diligence” means use of reasonable commercial efforts, consistent with a biotechnology company’s normal business practices, based upon the existing business situation, and use of efforts comparable with those used by biotechnology companies for similar products at a comparable stage in development and of a comparable commercial and development potential, with the objective of launching the Product worldwide as soon as practicable. As used in this Section 1.17, “biotechnology company” and “biotechnology companies” mean companies of similar size and stage of development in the biotechnology industry, including having human pharmaceutical compounds in a similar stage of development to the Compound.

1.18        “Effective Date” shall have the meaning set forth in the first paragraph hereof.

1.19        “FDA” means the United States Food and Drug Administration, or any successor federal agency having responsibility over Regulatory Approval. “FDA” shall also be deemed to include the applicable governmental or regulatory authority having jurisdiction over the Product in any particular country or region in the Territory (for example, the European Medicines Evaluation Agency for the European Union).

1.20        “Field” means all human therapeutic indications including, but not limited to, migraine, post-operative pain and epilepsy (either mono therapy or as add on therapy).

1.21        “Final Study Report” means a report on a Clinical Trial compiling the objectives, methods and results of the trial after the completion thereof, prepared in compliance with the applicable laws and regulations, including under GCPs.

1.22        “First Commercial Sale” means the first arms length sale of Product in a country by Neurogenetics or a Permitted Seller to a Third Person following Regulatory Approval in that country.

1.23        “Force Majeure” shall have the meaning set forth in Section 11.3.

1.24        “GAAP” means U.S. Generally Accepted Accounting Principles, consistently applied.

1.25        “Generic Competition” means the entry of a generic product in a country in the Territory having specifications essentially identical to the specifications of the Product and taking more than a [***] percent ([***]%) market share of the market for the Product in the concerned country (as reported in sales by IMS or a similar tracking service) for at least [***] ([***]) consecutive Calendar Quarters.

1.26        “Licensed Patents” means those United States and foreign patents and patent applications (including provisional applications) listed in Exhibit A to the extent, and only to the extent, they cover making, using, selling, offering for sale or importing Compound, as applicable, including, without limitation:

(a)                                  all divisions and continuations of these applications, all patents issuing from such applications, divisions and continuations, and any reissues, reexaminations and extensions of all such patents; and

(b)                                  any continuations-in-part, any divisions and continuations of these continuations-in-part, any patents issuing from such continuations-in-part, divisions and continuations, and any reissues, reexaminations and extensions of all such patents, in each case to the extent that they contain

***   Confidential Treatment Requested

one or more claims directed to the invention or inventions disclosed in the patent applications listed in Exhibit A.

1.27        “Lilly Know-How” means any unpatented or unpatentable inventions, information, data and/or materials relating to Compound or Product that are owned or Controlled by Lilly as of the Effective Date and necessary to manufacture, use, research, develop, sell or seek Regulatory Approval for the Product, including, without limitation, any preclinical, clinical, toxicology studies, Clinical Trial data and information, Clinical Trial databases and manufacturing methods which Lilly has developed or acquired ownership or Control of prior to the Effective Date, and which Lilly is not legally prohibited from transferring to Neurogenetics (and including all information and data generated pursuant to Section 2.2).

1.28        “Major Market” means [***].

1.29        “Net Sales” means with respect to Product, the gross amount invoiced by Permitted Sellers to unrelated third parties for the Product in the Territory less the following items consistent with GAAP:

(a)                                  Trade, quantity and cash discounts allowed;

(b)                                  Discounts, refunds, rebates, chargebacks, retroactive price adjustments;

(c)                                  Actual Product returns and allowances; and

(d)                                  duties, sales taxes, excise taxes and transportation charges to Third Persons actually paid by, or on behalf of the Permitted Seller making the sale and separately set forth in the invoiced amount.

In the event the Product is sold as part of a combination product, the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above in this section 1.28) of the combination product by the fraction A/(A+B), where A is the weighted average sale price of the Product when sold separately in finished form and B is the weighted average sale price of the other product(s) sold separately in finished form. In the event that such average sale price cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments shall be mutually agreed by the Parties based on the relative value contributed by each component of such Product, and such agreement shall not be unreasonably withheld.

Such Net Sales amounts shall be determined from the books and records of the Permitted Seller and maintained in accordance with GAAP. Further, in determining such amounts, Neurogenetics will use Neurogenetics’ then current standard procedures and methodology, including Neurogenetics’ then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of other Permitted Sellers, such similar methodology, consistently applied.

Notwithstanding the foregoing, Net Sales shall include sales made by Permitted Sellers to

***   Confidential Treatment Requested

Third Persons, but shall not include sales of Product between or among Permitted Sellers unless the Permitted Seller that purchases Product is the end user of such Product. In addition, sales of Product for use in clinical trials prior to receipt of Regulatory Approval for such Product shall not be included in Net Sales, provided that such sales are made without profit or with de minimus profits.

1.30        “Neurogenetics Technology” means any inventions, whether patentable or not, information and data that are Controlled by Neurogenetics and necessary to manufacture, use, research, develop, sell or seek Regulatory Approval for the Compound or Product, including, without limitation, manufacturing processes, formulations, modes of delivery and methods of use, toxicology studies, Clinical Trial information and data, and post-registration Clinical Trial information and data relating to the Compound or the Product, and which Neurogenetics is not legally prohibited from transferring to Lilly.

1.31        “Permitted Seller” means Neurogenetics and its Affiliates and any permitted assignee, licensee or sublicensee having the right to sell Product hereunder.

1.32        “Person” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority, or any other entity or organization.

1.33        “Phase I Clinical Trials” means human clinical trials conducted to establish an initial safety profile and pharmacodynamics of Product in the particular indication tested.

1.34        “Phase II Clinical Trials” means human clinical trials conducted to achieve a level of efficacy and safety of Product as well as a preliminary dosage in the particular indication tested.

1.35        “Phase III Clinical Trials” means human clinical trials conducted to establish efficacy of Product and meet requirements to file Applications for Marketing Authorization for Product with health regulatory authorities in the particular indication tested.

1.36        “Primary Endpoint” means in Clinical Trials, the main parameter used to compare the results in different arms of such trial. The Primary Endpoint addresses the effect of an intervention variable, such as treatment, on the outcome variables of interest, such as response or survival. A Primary Endpoint may be directly related to the condition (e.g., reduction in symptom, progression of the disease) or may be measurements of surrogate markers.

1.37        “Product” means a finished or semi-finished human pharmaceutical product containing Compound and all dosage strengths and sizes thereof, that may, pursuant to Applicable Laws and regulations be manufactured, marketed and sold upon Regulatory Approval, together with all expansions and improvements thereon which may be included in any supplement, modification or addition to the Regulatory Approval.

1.38        “Regulatory Approval” means approval of an Application for Marketing Authorization and satisfaction of any related applicable FDA registration and notification requirements (if any) and, with respect to Europe, receipt of price approval (if any); provided that price approval will be deemed to have been received at the time price approval is first received for any country in Europe.

1.39        “Regulatory Documents” shall have the meaning as set forth in Section 10.3(e).

1.40        “Royalty Term” means, with respect to each country in which the Product is sold, on a Product-by-Product basis, that time period beginning on the First Commercial Sale of Product in such country and expiring, on a country-by-country basis, on the later of:

(i)                                    [***] ([***]) years from the date of First Commercial Sale of Product in such country;

(ii)                                the expiration in such country of the last-to-expire Licensed Patent with a Valid Claim; or

(iii)                                            the expiration of the applicable time period of the Product’s Data Exclusivity Period in such country.

1.41        “Territory” means all countries of the world.

1.42        “Third Person” means Persons other than the Parties and Affiliates thereof, and Permitted Sellers.

1.43        “Valid Claim” means a claim of an issued and unexpired patent included within the Licensed Patents in a country which:  (i) but for this Agreement, would be infringed by the manufacture, importation, use or sale or other disposition of Product by or on behalf of Neurogenetics or another Permitted Seller, (ii) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and (iii) has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

ARTICLE 2

GRANT OF LICENSE

2.1          License. Subject to the terms and conditions set forth herein, during the term of this Agreement, Lilly grants Neurogenetics an exclusive (except as to Lilly for internal research purposes as set forth in Section 2.2 below) license (with the right to sublicense in accordance with Section 2.3) under Lilly Know-How and Licensed Patents to make, have made, use, sell, offer for sale, and import Compound and Product in the Field in the Territory.

2.2          Reservation of Rights. Notwithstanding the license granted to Neurogenetics under Section 2.1, Lilly reserves the right (without any right to grant any right to any Third Person under such right) under the license to conduct research on the Compound for internal non-human research purposes only.

***   Confidential Treatment Requested

2.3          Right of First Negotiation. If, during the term of this Agreement, (i) Neurogenetics desires to sublicense to any Person (other than any Affiliate of Neurogenetics) its commercialization rights under this Agreement in the United States or sublicense or otherwise transfer (except as permitted under Section 11.10) all of its rights under this Agreement (including the Neurogenetics Technology) worldwide, or (ii) a Third Person initiates such discussions with Neurogenetics and Neurogenetics is interested in entertaining such discussions (both (i) and (ii) are collectively referred to as a “Business Opportunity”), then Neurogenetics will promptly notify Lilly in writing thereof, with such notice containing all reasonable available information necessary for a potential licensee or commercialization partner to evaluate the Business Opportunity, including proposed terms of such transaction; provided that in no event will Neurogenetics be required to disclose to Lilly the identity or confidential information of any Third Person. Within [***] days of Lilly’s receipt of the written notice, Lilly will respond to Neurogenetics in writing regarding Lilly’s interest in the Business Opportunity. If Lilly indicates interest in pursuing the Business Opportunity, the Parties will negotiate in good faith to enter into a definitive agreement. If (i) Lilly indicates no interest in the applicable Business Opportunity or does not respond to Neurogenetics with respect to the applicable Business Opportunity within the applicable [***] day period, or (ii) Lilly and Neurogenetics are unable, other than through lack of good faith on the part of Neurogenetics, to enter into a definitive agreement within [***] days after Lilly’s receipt of Neurogenetics’ initial notice or such additional time as is reasonably necessary to obtain any required governmental consents or approval to enter into such agreement, Neurogenetics will be free to enter into such Business Opportunity with another Person on terms no less favorable to Neurogenetics than those last proposed by Lilly. Notwithstanding anything in this Agreement to the contrary, any Business Opportunity entered into by Neurogenetics with a Third Person will be subject to Lilly’s rights under this Agreement, including, without limitation, Lilly’s right to receive the milestone payments and royalty payments.

2.4          Sublicensing Rights - Neurogenetics Sublicenses. The license granted herein by Lilly to Neurogenetics pursuant to Section 2.1 will not be sublicensed or otherwise transferred by Neurogenetics prior to Neurogenetics’ compliance with Section 2.3 hereof, if applicable. If Section 2.3 applies to a proposed sublicense of rights granted to Neurogenetics hereunder and Neurogenetics has complied with Section 2.3 but the Parties did not enter into an agreement with respect to such rights pursuant to Section 2.3, then Neurogenetics may sublicense such rights (with the right to further sublicense subject to Lilly’s rights under this Agreement, including, without limitation, Lilly’s right to receive the milestone payments and royalty payments) without the prior consent of Lilly, subject to compliance with Section 2.3. If Section 2.3 does not apply to a proposed sublicense of rights granted to Neurogenetics hereunder, then Neurogenetics may sublicense the rights granted to it hereunder (with the right to further sublicense subject to Lilly’s rights under this Agreement, including, without limitation, Lilly’s right to receive the milestone payments and royalty payments) only with the prior consent of Lilly, not to be unreasonably withheld; provided, however, such consent will be deemed to have been given if Lilly does not provide written notice to Neurogenetics that it objects to the proposed sublicense within thirty (30) days after the date that Neurogenetics requested consent to such sublicense from Lilly; provided further that no such consent will be required in connection with a sublicense of the rights granted to Neurogenetics hereunder to an Affiliate of Neurogenetics. Neurogenetics will

***   Confidential Treatment Requested

remain liable for milestone payments and royalty payments hereunder as a result of Net Sales made by a Permitted Seller pursuant to a sublicense permitted pursuant to this Section 2.4. Each sublicense granted by Neurogenetics under this Agreement will contain provisions that obligate sublicensees to Neurogenetics to at least the same extent that Neurogenetics is obligated to Lilly under this Agreement (excluding the specific obligations of Neurogenetics to Lilly under this Agreement that are not applicable under the sublicense agreement between Neurogenetics and its sublicensee). Additionally, promptly after execution, Neurogenetics shall provide Lilly with a copy of all sublicense agreement(s), with confidential information redacted as appropriate, provided, however, that no information necessary to this Agreement and Lilly’s rights hereunder shall be redacted.

2.5          Lilly Covenant. During the term of this Agreement, Lilly covenants that it will not make any claim against Neurogenetics or any other Permitted Seller or commence or prosecute any suit or action against Neurogenetics or any other Permitted Seller for making, using, selling, offering for sale, and importing Compound or Product based upon an allegation of infringement of any claim of an issued patent owned or Controlled by Lilly covering any Compound or Product or their manufacture, use or sale, provided that this provision will not apply to the extent such claim is based on technology developed by or on behalf of Lilly after the Effective Date or not included in the Licensed Patents and Lilly Know-How as licensed to Neurogenetics hereunder or Controlled by Lilly as of the Effective Date but not used in conjunction with the Compound or Product as of the Effective Date.

ARTICLE 3

CONSIDERATION

3.1          Payments from Neurogenetics to Lilly.

(a)           Neurogenetics’ Initial Payment. Neurogenetics will pay to Lilly the non-refundable sum of six million and no/100 Dollars ($6,000,000.00) by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly, payable as follows:  (i) [***] payable on the Effective Date; and (ii) [***]  payable within ninety (90) days after the Effective Date. Neurogenetics will ensure that each such payment has priority designation and will provide Lilly with the federal reference number for tracking purposes.

(b)           Milestone Payments from Neurogenetics to Lilly. Within thirty (30) days of Neurogenetics or its Permitted Sellers achieving a milestone event listed below with respect to a non-oral form of the Compound or Product, Neurogenetics will notify Lilly in writing thereof and pay the below-specified non-creditable and non-refundable fees to Lilly by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly.

***   Confidential Treatment Requested

Milestone Event	Payment
[***]	[***] Dollars [***]
[***]	[***] Dollars [***]
[***]	[***] Dollars [***]
[***]	[***] Dollars [***]
[***]	[***] Dollars [***]
[***]	[***] Dollars [***]
[***]	[***] Dollars [***]
[***]	[***] Dollars [***]

Additionally, Neurogenetics will pay the following non-refundable milestone payments in dollar amounts payable according to the following schedule of events relating to an oral form of Compound or Product. Neurogenetics will notify Lilly in writing thereof and pay the below-specified non-creditable and non-refundable fees to Lilly by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly:

Milestone Event	Payment
[***]	[***] Dollars[***]
[***]	[***] Dollars[***]
[***]	[***] Dollars[***]
[***]	[***] Dollars[***]
[***]	[***] Dollars[***]
[***]	[***] Dollars[***]

If any milestone event is achieved with respect to Compound or Product and at such time any one or more of the milestone events previously listed has not been achieved with respect to Compound or Product, then at the time of the milestone payment for such achieved milestone event, Neurogenetics shall pay to Lilly the previously listed and unpaid payments for such unmet milestone events, up to and including filing of an NDA in the US or its equivalent in Europe or Japan. Subsequent milestone event payments will be paid within thirty (30) days by Neurogenetics to Lilly as such milestone events are achieved.

(c)           Royalty Payments from Neurogenetics to Lilly. Neurogenetics shall pay Lilly a royalty on worldwide Net Sales of Product by Permitted Sellers during the Royalty Term as follows:

***   Confidential Treatment Requested

On that portion of Net Sales in a given Calendar Year that is:	Royalty rate
[***] $[***] and [***] $[***]	[***]%
[***] $[***] and [***] $[***]	[***]%
[***] $[***] and [***] $[***]	[***]%

However, if during the Royalty Term Generic Competition occurs in a country in the Territory, then the royalty rates described above will each be decreased by [***] percentage points on Net Sales in such country from the Calendar Quarter where Generic Competition is first determined for so long as Generic Competition remains in such country.

Neurogenetics shall pay royalties due under Section 3.1(c) concurrently with the remittance of the royalty report in accordance with Section 3.2. All amounts payable to Lilly under Section 3.1 shall be paid in U.S. dollars by Federal Reserve electronic wire transfer in immediately available funds to an account designated in writing by Lilly (unless otherwise instructed by Lilly in writing).

3.2          Record Retention, Royalty Reports, and Royalty Payment Schedule. Neurogenetics shall keep (and shall cause its Affiliates and require its sublicensees to keep) complete and accurate books and records that are necessary to ascertain and verify royalty payments owed under Section 3.1(c). Such records shall be kept in accordance with GAAP and Neurogenetics’ or its sublicensees’ internal practices and procedures, consistently applied. Neurogenetics shall furnish Lilly with a quarterly report on Net Sales of Product within forty-five (45) days after the end of each Calendar Quarter. Such report shall include a written report detailing: (i) the Net Sales of Product for the previous Calendar Quarter, broken down by country and between Neurogenetics and any Permitted Sellers, (ii) the royalty payment that is due and payable, and (iii) the basis for calculating such royalty payment. Neurogenetics will mail such reports to the attention of:  Eli Lilly and Company, Lilly Royalty Administration in Finance, Drop Code 1064, Lilly Corporate Center, Indianapolis, Indiana, 46285. The amount of royalty payment due to Lilly shall be paid by Neurogenetics concurrently with the remittance of each royalty report (that is, within forty-five (45) days of the end of each Calendar Quarter).

3.3          Milestone Payments are not Creditable. Neurogenetics’ milestone payments under this Article 3 are not creditable against Neurogenetics’ royalty obligations to Lilly under this Article 3.

3.4          Audits. Lilly will have the right, during regular business hours and upon reasonable advance notice, to have such books and records of Neurogenetics described in Section 3.2 audited no more than[***] time per calendar year so as to verify the accuracy of the information previously reported to Lilly under Section 3.2. Lilly will, for purposes of such audit, utilize only the services of an independent certified public accounting firm selected by Lilly and approved by Neurogenetics, such approval not to be unreasonably withheld. Such audit may cover the [***] calendar years preceding the date of the request for such audit and may not cover any other calendar year; provided, however that Lilly may audit a given calendar year only once. Notwithstanding the foregoing, no audit of Neurogenetics pursuant to this Section 3.4 will cover any period of time preceding the Effective Date. Such audit right shall continue for [***] calendar years following termination of the Agreement.

***   Confidential Treatment Requested

Such accountants will keep confidential any information obtained during such audit and will report to Lilly only their conclusions. The cost of such audit will be borne by Lilly; however, if as a result of such audit the Parties agree that the amount of royalties owed to Lilly is greater than or equal to [***]percent ([***]%) or more than the amount of royalties paid for the calendar year that is the subject of the audit, the cost of the audit will be borne by Neurogenetics. Within thirty (30) days after both Parties have received a copy of an audit report, Neurogenetics or Lilly, as appropriate, will compensate the other Party for payment errors or omissions revealed by the audit. Neurogenetics will include in all sublicenses granted in accordance herewith, and any other agreements enabling a Third Person to be a Permitted Seller, an audit provision substantially similar to the foregoing requiring such Permitted Seller to keep full and accurate books and records relating to the Product and granting Lilly the right to have an independent public accounting firm audit the accuracy of the information reported by the sublicensee in connection therewith.

3.5          Taxes And Currency. All payments made under this Agreement shall be in United States dollars. Any and all taxes levied on any payments by Neurogenetics under this Agreement shall be the liability of and paid by Lilly. If laws or regulations require the withholding of such taxes, the taxes will be deducted by Neurogenetics from the payment and remitted by Neurogenetics to the proper tax authority, provided that Neurogenetics will furnish Lilly with a copy of the official tax receipt on such withholdings as soon as practicable after such withholding, and give Lilly such assistance as may be reasonably necessary to enable or assist Lilly to claim exemption or take credit therefrom. Proof of payment shall be provided to Lilly within sixty (60) days after payment. Neurogenetics will cooperate in pursuing tax refunds, if such refund is appropriate in Lilly’s determination.

3.6          Late Payment. Any amounts not paid by Neurogenetics when due under this Agreement will be subject to interest from and including the date payment is due through and including the date upon which Lilly has collected the funds in accordance herewith at a rate equal to the lesser of (i) the sum of [***] percent ([***]%) plus the prime rate of interest quoted in the Money Rates (or equivalent) section of the Wall Street Journal per annum, calculated daily on the basis of a three hundred sixty (360) day year, or (ii) the maximum interest rate allowed by law.

ARTICLE 4

INITIATION AND CONDUCT OF DEVELOPMENT
AND COMMERCIALIZATION OF PRODUCT

4.1          Neurogenetics and Lilly Representatives. Promptly (and no later than thirty (30) days) after the Effective Date, Neurogenetics shall designate in writing the Neurogenetics representative that shall have the responsibility of communicating with Lilly personnel regarding transition support, development and commercialization of Product under this Agreement (including the provision of that individual’s name, job title, fax and phone number). Neurogenetics may change such representative from time to time by written notice to Lilly containing the name and contact information for the new representative. Likewise, Lilly will promptly (and no later than thirty (30) days) after the Effective Date, designate in writing the

***   Confidential Treatment Requested

Lilly representative that shall have the responsibility of communicating with Neurogenetics under this Agreement (including the provision of that individual’s name, job title, fax and phone number). Lilly may change such representative from time to time by written notice to Neurogenetics containing the name and contact information for the new representative.

4.2          Transfer of Lilly Know-How and Transition Support.

(a)           Provision of Lilly Know-How. Lilly shall use its reasonable best efforts to supply Neurogenetics, as promptly as practicable after the Effective Date, and in any event within ninety (90) days of the Effective Date (“Transition Period”), with all information, materials, data and documents related to the Compound or Product and its development, use or manufacture as set forth in Exhibit B, (all of which are deemed Lilly Know-How). As part of such supply, Lilly shall transfer to Neurogenetics possession and ownership of the investigational new drug application with respect to Compound or Product (“IND”) and take such action as necessary or appropriate to effect the transfer of such IND with or by the FDA. In addition, Lilly will cooperate with Neurogenetics and provide assistance to Neurogenetics as reasonably requested to enable Neurogenetics to obtain access to investigator INDs.

(b)           Transition Support. The Parties agree to work in good faith to complete the provision of Lilly Know-How to Neurogenetics within the Transition Period. In addition, during the Transition Period, Lilly will grant Neurogenetics access, during normal business hours, to appropriate Lilly personnel for reasonable consultation related to the Lilly Know-How. Except as set forth in Section 4.2(d) below, such access to Lilly personnel during the Transition Period is at no cost to Neurogenetics, and is estimated to take a total of[***] Lilly Person hours. Neurogenetics, however, is responsible for, and will pay for travel and associated expenses in accordance with Section 4.2(d). Lilly will consider any further requests by Neurogenetics to provide assistance hereunder after the [***]hours or the end of the Transition Period, whichever is sooner, and if Lilly agrees to provide such additional assistance, Neurogenetics shall promptly pay Lilly (i) an amount equal to [***]dollars ($[***]) per hour for each such hour of services provided by Lilly, and (ii) the expenses set forth in Section 4.2(d). Nothing contained in this Section 4.2(c) or otherwise in this Agreement will be construed as a guarantee by Lilly that Neurogenetics will obtain Regulatory Approval for the Product.

(c)           Payment of Expenses. Neurogenetics will reimburse Lilly, within [***] days of receipt of a Lilly invoice (together with proper supporting documentation), all of the [***] and [***] and [***] of Lilly personnel who travel to Neurogenetics facilities, upon Neurogenetics’ request, to provide manufacturing and regulatory transition support under this Section 4.2.

(d)           Further Assurances. Lilly covenants and agrees to execute and deliver such documents and take such other actions after the Effective Date and the Transition Period as Neurogenetics may reasonably request for the purpose of providing Neurogenetics with the Lilly Know-How and Compound Supply as set forth in this Agreement.

4.3          Development Plans. A copy of Neurogenetics’ initial Development Plan shall be attached hereto as Exhibit D. Lilly shall have the right, but not the obligation, to review and

***   Confidential Treatment Requested

advise and comment on Clinical Trial Protocols and Primary Endpoints to be pursued by Neurogenetics under the Development Plan, including as amended, altered or changed by Neurogenetics hereunder. Neurogenetics shall consider such comments in good faith when finalizing such Clinical Trial Protocols and Primary Endpoints.

4.4          Neurogenetics’ Obligation to Develop Compound and Product. As of the Effective Date, Neurogenetics or its sublicensees shall be responsible (financially and otherwise) for all further development (pre-clinical and clinical) for Product conducted by or for Neurogenetics or any Permitted Seller. Neurogenetics or its sublicensees shall have responsibility for seeking all necessary Regulatory Approvals to develop the Product, and Neurogenetics or its sublicensees, shall hold legal title to all Applications for Marketing Authorizations within the Territory, and shall assume full responsibility for the Clinical Trial Protocols developed in support of such Applications for Marketing Authorization. Except in accordance with this Agreement, Lilly shall have no financial obligation relating to Compound or Product. Neurogenetics shall diligently commence development on the Compound and Product in accordance with the Development Plan. Neurogenetics, itself or through its sublicensees, shall use Diligence in researching and developing the Product and otherwise carrying out its duties as contemplated under this Agreement. As part of its Diligence requirement, Neurogenetics (itself or through its sublicensees) will use commercially reasonable efforts to:

a)                                      [***],

b)                                      [***], and

c)                                      [***].

Neurogenetics will be responsible for all regulatory requirements during development and commercialization of the Compound and Product. Nothing contained in this Section 4.4 or otherwise in this Agreement will be construed as a guarantee by Neurogenetics that Regulatory Approval will be obtained for any Product or that any Product will be commercialized.

4.5          Neurogenetics Obligation to Update Lilly of Product Development Progress. At least once every six (6) months, the Neurogenetics representative shall provide the Lilly representative with (1) a summary midyear and (2) copy of the detailed end of year FDA written reports describing the progress made in implementing the Development Plan. Each such report shall include with respect to the applicable six (6) month period a description of the research and development activities conducted both in the United States and outside the United States with respect to the Product. Neurogenetics shall provide the Lilly representative with regular telephonic updates on the progress made in implementing the Development Plan and other information as Lilly may reasonably request.

***   Confidential Treatment Requested

4.6          Neurogenetics’ Commercialization Obligation.

(a)           Diligence. If the Product receives Regulatory Approval in a given country, Neurogenetics (itself or through its sublicensees) shall use Diligence to commercialize the Product in such country.

(b)           Neurogenetics Obligation to Notify, and Lilly’s Right to Terminate for Failure of Neurogenetics to Market Product. Neurogenetics shall promptly notify Lilly if Neurogenetics (itself or through its sublicensees) decides:

(i)                                    [***];

(ii)                                [***]; and/or

(iii)                            [***].

Such notice or failure under Section 4.6(b)(i)-(iii) shall be deemed a material breach under Section 10.2.

4.7          Adverse Event Reporting. Neurogenetics agrees to report adverse events that occur during the development and marketing of Product to the relevant regulatory authorities promptly according to the Applicable Laws.

4.8          Governmental Filings. Lilly and Neurogenetics each agree to prepare and file whatever filings, requests or applications are required to be filed with any governmental authority in connection with the transfer of rights in Article 2 of this Agreement and to cooperate with one another as reasonably necessary to accomplish the foregoing.

4.9          Compliance with Law. Neurogenetics will comply in all material respects with all Applicable Laws relating to its development, manufacture, distributing, marketing, promotion, selling, importing and exporting of the Product. Neurogenetics agrees and acknowledges that as holder of the Regulatory Documents with respect to Compound and Product, it will have sole responsibility for, among other things, adverse event reporting and all other regulatory reporting and regulatory document maintenance obligations.

4.10        Cooperation. If either Party becomes engaged in or participates in any investigation, claim, litigation or other proceeding with any Third Person, including the FDA, relating in any way to the Product, the other Party will cooperate, at its own cost, in all reasonable respects with such Party in connection therewith, including, without limitation, using its reasonable efforts to make available to the other such employees who may be reasonably necessary with respect to such investigation, claim, litigation or other proceeding.

***   Confidential Treatment Requested

ARTICLE 5

SUPPLIES OF COMPOUND

5.1          Transfer of Compound Supply. As of the Effective Date, Lilly hereby assigns, transfers, and conveys all of Lilly’s right, title, and interest in and to the Lilly supply of Compound, including intermediates, as described in Exhibit C (“Compound Supply”), and promptly as practicable, and in any event within sixty (60) days, after the Effective Date, will transfer Compound Supply as well as all existing documentation, methods and standards related to the Compound Supply except that such documentation, methods and standards shall be provided in accordance with Section 4.2(a). Once possession of the Compound Supply is transferred to Neurogenetics, Neurogenetics shall be responsible for performing, or having a Third Person perform, all quality control, quality assurance, and analytical assays (including developmental, release, related substances, stability, toxicology dosage form and end of study assays). Neurogenetics shall not use Compound Supply in human clinical trials. Neurogenetics acknowledges that Lilly will not be able to supply any additional quantities of Compound other than that set forth on Exhibit C. Neurogenetics acknowledges that this material was made many years ago under then-current GMP conditions and that Lilly makes no representations or warranties that it meets current GMP conditions. Neurogenetics acknowledges that Lilly will retain a small amount of this material.

5.2          Additional Supply of Compound. Except as set forth in Section 5.1, Neurogenetics shall, at its own expense, provide all quantities of Compound that Neurogenetics needs to accommodate its development and commercialization efforts under this Agreement. Lilly shall have no obligation to further supply such quantities of Compound.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1          Intellectual Property Maintenance. Lilly shall have the right to file, prosecute and maintain Licensed Patents worldwide, at its own expense. Lilly shall have the ultimate responsibility for and control over such matters. Lilly shall be responsible for all of its out-of-pocket expenses incurred in filing, prosecuting and maintaining Licensed Patents. Lilly shall keep Neurogenetics informed of the filing, prosecution and maintenance of Licensed Patents, and shall furnish to Neurogenetics copies of substantive documents (e.g., applications, office actions and responses) relevant to any such efforts in advance with sufficient time for Neurogenetics to review and provide comments on such documents, and shall in good faith take such comments into account. If Lilly decides to allow any Licensed Patent to lapse or if Lilly wishes to abandon any Licensed Patent, Lilly shall notify Neurogenetics in writing not less than sixty (60) days prior to taking such action, and Neurogenetics shall have the right to assume the responsibility for such Licensed Patents. If Neurogenetics does so, then Neurogenetics may assume control of the same at Neurogenetics’ sole expense (it being understood that all other rights under the license to such Licensed Patent in other countries and to all other Licensed Patents in all countries under Article 2 continue).

6.2          Enforcement of Intellectual Property Rights. Lilly and Neurogenetics will promptly notify the other of any infringement or suspected infringement that may come to its notice of any intellectual property rights relating to the Product, including, without limitation, the Licensed Patents and Lilly Know-How, and will provide the other Party with information with respect thereto. If a Third Person infringes any Licensed Patent or Lilly Know-How, Neurogenetics will have the first right (but not the obligation), at its own expense, to pursue any and all injunctive relief, and any or all compensatory and other remedies and relief, including settlement thereof (collectively, “Remedies”), against such Third Person to the extent that such infringement relates to subject matter licensed to Neurogenetics under Section 2.1, and Lilly will have the right to participate in such action at its own expense; provided, however that if the patents included among the Licensed Patents contain subject matter not licensed to Neurogenetics, then, as to such subject matter, Lilly shall have the first right (but not the obligation), at its own expense, to pursue Remedies relating to such infringement, and Neurogenetics will have the right to participate in such action at its own expense. Should a Party determine not to pursue Remedies with respect to any such infringement or misappropriation of Licensed Patents or Lilly Know-How within ninety (90) days after receipt of written notice from the other Party requesting the first Party to do so, then the other Party will have the right (but not the obligation), at its own expense, to pursue Remedies against such Third Person, and the first Party shall have the right to participate in such action at its own expense.

6.3          Assistance and Cooperation. If a Party pursues Remedies hereunder with respect to infringement or misappropriation of Licensed Patents or Lilly Know-How, the other Party will use all reasonable efforts to assist and cooperate with the Party pursuing such Remedies, including joining in any action or providing a power of attorney if necessary. Each Party will bear its own costs and expenses relating to such pursuit. Any damages or other amounts collected will be distributed, first, to the Party that pursued Remedies to cover its costs and expenses; and second, to the other Party to cover its costs and expenses, if any, relating to the pursuit of such Remedies; and any remaining amount will be distributed to the Party that pursued the Remedies, provided that any such amount received by Neurogenetics that represents lost sales of Products shall be deemed Net Sales hereunder.

6.4          Settlement of Litigation. Neither Party shall have the right to enter into any settlement, consent judgment or other final disposition of an action for infringement or validity as to any Licensed Patent or Lilly Know-How under this Article 6 if such settlement, consent judgment or other final disposition would diminish the rights or interests of the other Party, except with the written consent of such other Party, which consent shall not be unreasonably withheld.

6.5          Infringement of Third Person Rights. If a Third Person institutes a patent, trade secret or other infringement suit against Neurogenetics or a Permitted Seller during the term of this Agreement, alleging that the manufacture, marketing, sale, use or importation of the Product infringes one or more patent or other intellectual property rights held by such Third Person, then Neurogenetics will have the sole right (but not the obligation), at its sole expense, to assume direction and control of the defense of such claims. Neurogenetics will not have the right to settle or otherwise dispose of any such claim in a manner that would diminish the rights or interests of Lilly without the consent of Lilly, which consent will not be unreasonably withheld.

6.6          Neurogenetics Technology. Neurogenetics will be the sole owner of the Neurogenetics Technology. Neurogenetics shall bear all expenses incurred in preparing, filing,

prosecuting and maintaining all patent applications and patents that encompass any Neurogenetics Technology.

6.7          Trademarks. Neurogenetics will own and be responsible for all trademarks related to its marketing of Product and will be responsible, in its sole discretion, for registering, defending and maintaining such trademarks.

6.8          Patent Cooperation. Each Party hereby agrees:

(a)                                  to make its employees, agents and consultants reasonably available to the other Party (or the other Party’s authorized attorneys, agents or representatives) at the other Party’s expense, to the extent reasonably necessary to enable the Party responsible for prosecuting the Licensed Patents to undertake preparation, filing, prosecution and maintenance of the Licensed Patents; and

(b)                                  to cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Licensed Patents.

6.8          Patent Term Extension. To the extent they cover Compound or Product, Neurogenetics shall have the sole right to decide whether a request for patent term extension with regard to each of the Licensed Patents should be made. If Neurogenetics decides that one or more such requests should be made, such request(s) shall be made at Neurogenetics’ own expense. Lilly agrees to abide by the Neurogenetics decision, and reasonably cooperate with Neurogenetics in connection with making such a request(s) and obtaining patent term extension(s). At Neurogenetics’ request, and where possible, Lilly shall deem Neurogenetics to be the agent of Lilly solely for purposes of filing and obtaining such patent term extension.

ARTICLE 7

CONFIDENTIALITY

7.1          Confidential Information. The Parties agree that, unless the Receiving Party obtains the prior written consent of the Disclosing Party, at all times during the term of this Agreement and for a [***] ([***])-year period following its expiration or earlier termination, the Receiving Party will keep completely confidential, will not publish or otherwise disclose and will not use directly or indirectly for any purpose other than as contemplated by this Agreement any Confidential Information of the Disclosing Party, whether such Confidential Information was received by the Receiving Party prior to, on or after the Effective Date. Confidential Information exchanged under the Confidentiality and Non-Use Agreement dated December 6, 2002 shall also be included in this Section 7.1.

7.2          Limited Disclosure Permitted. Each Party may disclose Confidential Information to the extent that such disclosure is:

***   Confidential Treatment Requested

(a)           made in response to a valid order or subpoena of a court of competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction; provided, however, that the Receiving Party will first have given reasonable notice to the Disclosing Party (if practicable) and given the Disclosing Party a reasonable opportunity to quash such order or subpoena and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order or subpoena be held in confidence by such court or governmental body or, if disclosed, be used only for purposes for which the order or subpoena was issued; provided further, however, that if a disclosure order or subpoena is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order or subpoena will be limited to that information that is legally required to be disclosed in such response to such court or governmental order or subpoena;

(b)           otherwise required by law, in the opinion of legal counsel to the Receiving Party; provided, however, that the Receiving Party will first have given reasonable notice to the Disclosing Party (if practicable) and given the Disclosing Party a reasonable opportunity to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject thereof be held in confidence by the recipient or, if disclosed, be used only for purposes required by such law; provided further, however, that if a protective order is not obtained, the Confidential Information so disclosed will be limited to that information that is legally required to be disclosed as required by applicable law.

(c)           made by the Receiving Party to the governmental or regulatory authority, including FDA, as required to conduct Clinical Trials or obtain or maintain marketing approval for the Product, provided that reasonable effort will be taken to ensure confidential treatment of such information;

(d)           made by the Receiving Party to a Third Person as may be necessary or useful in connection with the manufacture, development and commercialization of the Product, provided that the Receiving Party will in each case obtain from the proposed Third Person recipient a written confidentiality agreement containing confidentiality and non-use obligations no less protective than those set forth in this Agreement;

(e)           made by the Receiving Party to a United States or foreign tax authority;

(f)            made by a Receiving Party or any representative of the Receiving Party in the filing or publication of patents or patent applications relating to Licensed Patents, Lilly Know-How, Neurogenetics Technology or any invention relating to the Compound or Product, to the extent such disclosure in the filing or publication of the patent or patent application is reasonably necessary for support of the patent or patent application;

(g)           made by a Receiving Party in order to comply with applicable securities law disclosure requirement or any disclosure requirements of any applicable stock market or securities exchange; or

(h)           made by the Receiving Party to its representatives or to Third Persons in connection with financing activities of the Receiving Party; provided, however, that: (i) each such representative or Third Person has a need to know such Confidential Information for purposes of this Agreement and has an obligation to maintain the confidentiality of such information, (ii) the Receiving Party informs each representative or Third Person receiving Confidential Information of its confidential nature, and (iii) the Receiving Party will be responsible for any breach of this Article 7 by any of its representatives or such Third Persons to the same extent as if the breach were by the Receiving Party.

7.3          Disclosure of Agreement. Except as contemplated herein, neither Party shall disclose this Agreement (nor a redacted version thereof) to any Third Person without the prior written consent of the other Party. Without limitation, these prohibitions apply to press releases, annual reports, prospectuses, public statements, educational and scientific conferences, promotional materials, governmental filings and discussions with public officials, securities analysts and the media. However, subject to the requirements for review and approval that follow, this provision does not apply to a disclosure regarding this Agreement which is within the scope of the exceptions set forth in Section 7.2, including, without limitation, disclosure which counsel to a Party has advised is required by Applicable Laws, to regulatory agencies such as the FDA, Securities and Exchange Commission (“SEC”), Federal Trade Commission or Department of Justice or any applicable stock market or securities exchange. This includes requests for a copy of this Agreement or related information by tax authorities.

If any Party to this Agreement determines a release of information regarding the existence or terms of this Agreement is required by Applicable Laws, prior to any release of such information, that Party will notify the other Party in writing as soon as practical and provide as much detail as possible in relation to the disclosure required and, where possible under Applicable Laws, will endeavor in good faith to provide the other Party with a minimum of [***] business days to review the proposed public statement. The Parties will then discuss what information, if any, will actually be released and that Party shall obtain the other Party’s prior written consent or conduct any actions it may reasonably take to prevent or limit the requested disclosure. In addition, Lilly shall have the right to review and comment on a redaction of this Agreement required by the SEC or other agencies and Neurogenetics shall use good faith in taking Lilly’s comments into account prior to releasing the redaction to the SEC or such agency.

7.4          Publications. During the term of this Agreement, Neurogenetics and Lilly each acknowledge the other Party’s interest in publishing certain information and results to obtain recognition within the scientific community and to advance the state of scientific knowledge and each has the right to publish information as set forth in this Section 7.4. Each Party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. Consequently, either Party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such Party either before or after the Effective Date and related to the Compound or Product, the Lilly Know-How or other information or results relating thereto (the “Publishing Party”) shall transmit to the other party (the “Reviewing Party”) a copy of the proposed written publication at least forty-five (45) days prior to the presentation. The Reviewing Party shall have

***   Confidential Treatment Requested

the right (a) to propose modifications to the publication for patent reasons, (b) to request a reasonable delay in publication in order to protect patentable information and (c) to edit the publication in a manner reasonably acceptable to the Publishing Party to protect its Confidential Information. In the case of Lilly, the requirement for prior review by Neurogenetics also shall apply to information received from Third Persons, who have done studies on Compound, to the extent that such review is allowed or required under agreements with such Third Persons.

7.5          Survival. The confidentiality and non-use obligations of this Article 7 shall survive the termination or expiration of this Agreement.

ARTICLE 8

REPRESENTATIONS, WARRANTIES, COVENANTS, AND DISCLAIMERS

8.1          No Litigation, Infringement, etc. Each Party represents that, to the best of its knowledge as of the Effective Date, there is no litigation or proceeding pending or threatened against or involving such Party in any court or before any agency or regulatory body which could result in a judgment or liability which could adversely affect such Party’s ability or right to carry on its business as now conducted or to develop or commercialize Product as intended under this Agreement. Lilly represents and warrants that (i) there is no pending litigation which alleges that any of its activities relating to the Compound have violated, and (ii) to the best of its knowledge, no litigation has been otherwise threatened which alleges that any of its activities relating to the Compound have violated, any of the intellectual property rights of any other person. Lilly represents and warrants that it owns all right, title and interest in and to the Lilly-Know-How and Compound Supply and such Lilly Know-How and Compound Supply will be transferred to Neurogenetics free and clear of any encumbrances. To the best of Lilly’s knowledge as of the Effective Date, there is no unauthorized use, infringement or misappropriation of any of its intellectual property rights licensed hereunder to Neurogenetics. This Section 8.1 is qualified by information specifically disclosed in writing by Lilly to Neurogenetics prior to the Effective Date.

8.2          Licenses-Lilly. Lilly hereby represents that it has, and that it shall maintain, the full right and power to grant the exclusive licenses set forth in Section 2.1 in the manner and to the extent set forth, and to satisfy its other commitments under this Agreement.

8.3          Licenses-Neurogenetics. Neurogenetics hereby warrants that it has and shall maintain for the term of this Agreement, the full right and power to satisfy its commitments and to grant the rights to Lilly in accordance with Section 10.3.

8.4          No Debarment. Neurogenetics represents and warrants that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and upon request Neurogenetics will certify in writing that neither Neurogenetics, its employees, nor any Person providing services for Neurogenetics under this Agreement has been debarred under the provisions of such Act. Lilly represents and warrants that it has complied at all times with the provisions of the Generic Drug Enforcement Act of 1992 with respect to its activities relating to the Compound and upon request Lilly will certify in writing that neither Lilly, its employees, nor any Person providing services for Lilly with respect to any activities relating to Compound, including, without limitation, any Clinical Trials, was debarred under the provisions of such Act.

8.5          Corporate Existence. As of the Effective Date, each Party represents and warrants to the other that it is a company duly organized, validly existing, and, if relevant in its jurisdiction of formation, in good standing under the laws of the jurisdiction in which it is formed.

8.6          Authority to Execute and Perform. As of the Effective Date, each Party represents and warrants to the other that it:

(a)                                  has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder;

(b)                                  has taken all necessary company action on its part required to authorize the execution and delivery of this Agreement; and

(c)                                  has duly executed and delivered the Agreement, which constitutes a legal, valid, and binding obligation of it and which is enforceable against it in accordance with the Agreement’s terms.

8.7          Compliance with Applicable Law. Neurogenetics warrants that all work carried out under this Agreement shall be carried out in compliance with all Applicable Laws, including cGLPs, cGMPs, and cGCPs. Lilly warrants that all work carried out with respect to Compound, including, without limitation, Clinical Trials, was carried out in compliance with all Applicable Laws, including cGLPs, cGMPs, and cGCPs in existence at that time. Nothing in this Section 8.7 will derogate from Neurogenetics undertaking hereunder not to use Compound Supply in human clinical trials.

8.8          DISCLAIMER OF IMPLIED WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, LILLY MAKES NO REPRESENTATION OR WARRANTY AS TO THE LICENSED PATENTS, LILLY KNOW-HOW, COMPOUND, COMPOUND SUPPLY OR PRODUCT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE, OR OTHERWISE, AND LILLY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. FURTHER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE, OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. Without limiting the foregoing, Neurogenetics acknowledges that it has not and is not relying upon any implied warranty of merchantability or of fitness for a particular purpose or otherwise, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise), validity, or likelihood of success of Compound or Product after the Effective Date.

8.9          DISCLAIMER OF INCIDENTAL AND CONSEQUENTIAL DAMAGES. EXCEPT FOR LIABILITY FOR BREACH OF CONFIDENTIALITY OBLIGATIONS, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY.

ARTICLE 9

INDEMNIFICATION

9.1          Indemnification.

(a)           Neurogenetics’ Obligation. Except to the extent such Damages are due to gross negligence or willful misconduct by Lilly, its Affiliates or their officers, directors, employees or agents, Neurogenetics shall defend, indemnify and hold harmless Lilly and its Affiliates and their officers, directors, employees and agents against any and all Damages incurred by any of them resulting from or arising out of:

(i)                                    any material breach of any representation or warranty made by Neurogenetics in this Agreement;

(ii)                                any third party claim or action regarding the handling, possession, development, manufacturing, marketing, distribution, promotion, sale or use of the Product by Neurogenetics or a Permitted Seller;

(iii)                            any third party claim or action regarding the exercise of any right(s) under the Licensed Patents or Lilly Know-How by Neurogenetics, its Affiliates, permitted sublicensees or any Permitted Seller;

(iv)                               Neurogenetics’ failure to comply in all material respects with Applicable Laws in connection with the performance of its obligations hereunder; or

(v)                                   any third party claim or action regarding any other activities with respect to Compound conducted by Neurogenetics or any Permitted Seller after the Effective Date.

(b)           Lilly’s Obligation. Except to the extent such Damages are due to gross negligence or willful misconduct by Neurogenetics, its Affiliates or their officers, directors, employees or agents, Lilly shall defend, indemnify and hold harmless Neurogenetics, its Affiliates and their officers, directors, employees and agents against any and all Damages incurred by any of them resulting from or arising out of:

(i)                                    any material breach of any representation or warranty made by Lilly in this Agreement;

(ii)                                any Third Person claim or action regarding any activities conducted by or on behalf of Lilly with respect to rights reserved under Section 2.2 or any practice or use of the Licensed Patents or Lilly Know-How outside of the scope of the license granted to Neurogenetics under this Agreement by Lilly or its Affiliates or sublicensees;

(iii)                            any Third Person claim or action regarding the exercise of any right(s) under the Neurogenetics Technology by Lilly or its Affiliates or sublicensees pursuant to Section 10.3(c); or

(iv)                               any Third Person claim or action regarding any activities with respect to Compound conducted by Lilly and its Affiliates prior to the Effective Date.

9.2          Notice and Opportunity To Defend.

(a)           Notice. Promptly after receipt by a party entitled to indemnification under Section 9.1 (the “Indemnitee”) of notice of any claim which could give rise to a right to indemnification pursuant to Section 9.1, the Indemnitee will give the indemnifying Party (the “Indemnifying Party”) written notice describing the claim in reasonable detail. The failure of an Indemnitee to give notice in the manner provided herein will not relieve the Indemnifying Party of its obligations under this Article 9, except to the extent that such failure to give notice materially prejudices the Indemnifying Party’s ability to defend such claim.

(b)           Defense of Action. In case any action that is subject to indemnification under this Article 9 shall be brought against an Indemnitee and it shall give written notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate and, if it so desires, to assume the defense with counsel reasonably satisfactory to such Indemnitee. After notice from the Indemnifying Party to the Indemnitee of its election to assume the defense, the Indemnifying Party shall not be liable to such Indemnitee under this Article 9 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee in connection with the defense.

(c)           Indemnitee’s Separate Counsel. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if:  (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnitee would present such counsel with a conflict of interest, and the Indemnifying Party does not elect to engage new counsel without such a conflict; (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the institution of such action; or (iii) the Indemnifying

Party shall authorize the Indemnitee in writing to employ separate counsel at the Indemnifying Party’s expense.

(d)           Settlement. If an Indemnifying Party assumes the defense of such action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee’s written consent, which consent shall not be unreasonably withheld or delayed, unless there is no finding or admission of any violation of law or any violation of the rights of the Indemnitee and no effect on any other claims that may be made against the Indemnitee. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such asserted claim.

(e)           Conduct of Defense. Notwithstanding anything to the contrary in this Section 9.2, the Party conducting the defense of a claim will (1) keep the other Party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other Party is not participating jointly in the defense of such claim), and (2) conduct the defense of such claim in a prudent manner.

9.3          Survival. The provisions of this Article 9 will survive any termination or expiration of this Agreement. Each Indemnitee’s rights under this Article 9 will not be deemed to have been waived or otherwise affected by such Indemnitee’s waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnitee’s right under this Article 9.

ARTICLE 10

TERM AND TERMINATION

10.1        Term. The term of this Agreement will begin upon the Effective Date and, unless sooner terminated under this Article 10, will continue in full force and effect on a country-by-country basis in the Territory until Neurogenetics and its Permitted Sellers have no remaining royalty payment obligations in a specific country under Section 3.1(c). Upon expiration in a given country, Neurogenetics shall have a non-exclusive, perpetual, royalty free, fully paid right to continue to use Lilly’s Know-How and Licensed Patents which it was licensed under this Agreement in such country.

10.2        Material Breach by Neurogenetics. Upon (a) any material breach of this Agreement by Neurogenetics, (b) material violation of any warranty or covenant by Neurogenetics, or (c) breach of its Diligence obligations, including specifically the provisions of Sections 4.4 and 4.6(b) under this Agreement, Lilly may, at its option, terminate this Agreement upon ninety (90) days written notice to Neurogenetics. Such termination shall become effective at the end of such ninety (90) day period unless Neurogenetics cures such breach or violation during such ninety (90) day period; provided, however, in the case of a breach or violation that cannot be cured within such ninety (90) day period, Lilly may terminate this Agreement following such ninety (90) day period only if Neurogenetics shall have failed to commence substantial remedial actions within such ninety (90) day period and to use best efforts to pursue the same.

Notwithstanding the foregoing, to the extent a material breach or material default of this Agreement by Neurogenetics affects Neurogenetics’ performance and Lilly’s rights under this Agreement as it relates to one or more countries, but not all countries, Lilly may terminate this Agreement in accordance with this Section 10.2 as to the affected country or countries only, and in such case this Agreement will remain in full force and effect in accordance with its terms with respect to the countries that are not terminated.

10.3        Rights Upon Termination by Lilly. If Lilly terminates this Agreement under Section 10.2 or 10.5, then the following will take effect upon the effective date of such termination (if such termination is related to Section 4.6(b), the following effects will apply on a country-by-country basis in the country to which such Section applies):

(a)           Reversion of Licensed Patents and Lilly Know-How and Termination or Assignment of Sublicenses. All rights under the Licensed Patents and the Lilly Know-How granted by Lilly to Neurogenetics pursuant to Article 2 will terminate and all rights granted therein will immediately revert to Lilly with no further notice or action required on Lilly’s behalf; provided, however, that if the termination relates only to a specific country, then only the license pertaining to such country will revert to Lilly hereunder. Notwithstanding the foregoing, upon any such termination or any termination of this Agreement by Lilly under Section 10.6 or 11.3, (i) with respect to [***]  sublicenses granted by Neurogenetics hereunder, [***], such sublicenses (including all countries covered by such sublicenses) shall survive any such termination and shall automatically be assigned by Neurogenetics to Lilly such that such sublicense becomes a direct license between Lilly and the applicable sublicensee if such sublicensee(s) cures the breach that gave rise to the termination of this Agreement by Lilly, as applicable; provided that, in the event this Agreement is terminated by Lilly under Section 10.2 or 10.5, Neurogenetics and Lilly shall [***], and if Neurogenetics and Lilly are unable to agree upon the [***]  within [***] ([***]) days after the effective date of termination, then the Parties shall be deemed to have selected [***], and (ii) any sublicenses granted by Neurogenetics hereunder [***]  shall, at Lilly’s sole discretion, [***], assigned by Neurogenetics to Lilly such that such sublicense becomes a direct license between Lilly and the applicable sublicensee.

(b)           Reversion of Patent Maintenance Responsibilities. Upon the effective date of the termination of this Agreement, the sole responsibility for preparing, filing, prosecuting and maintaining the Licensed Patents will revert back to Lilly with no further notice or action required on Lilly’s behalf; provided, however, that if the termination relates only to a specific country, then only the patent maintenance obligations pertaining to such country will revert to Lilly hereunder. In such case, Neurogenetics will maintain its patent responsibilities for all other Licensed Patents.

(c)           Non-Exclusive License and Access to Neurogenetics Technology. Neurogenetics will grant to Lilly a non-exclusive, world-wide license, with the right to sublicense (only in combination with a license under the Licensed Patents and Lilly Know-How), under Neurogenetics Technology to make, have made, use, offer to sell, sell and import Product

***   Confidential Treatment Requested

solely in the country or countries in which Neurogenetics’ rights to Product were so terminated; provided that if [***], then Lilly shall pay to Neurogenetics a royalty of [***] percent ([***]%) of its[***]  has been[***]  for the[***] of [***] to [***]  (for clarity,[***] made by [***] but do [***] of [***] of [***] with [***]). As an example of the application of the foregoing, if [***], for example, [***], then [***]. In addition to the license granted under this Section 10.3(c), Neurogenetics will also promptly provide Lilly with reasonable access and reference to, copies of, and use of Neurogenetics Technology, including, but not limited to, any pre-clinical and clinical trial results and regulatory files and filings related to the Product, and if Lilly so requests, at Lilly’s expense, the [***], of [***] to the [***] to [***]. Lilly shall have the right, but not the obligation, to take legal action against Third Person infringement of Neurogenetics Technology, including the right for Lilly to take legal action in Neurogenetics’ name, and Neurogenetics consents to be a party and cooperate with Lilly in any such action brought by Lilly pursuant to this Section 10.3(c). Further, following the grant of a license to Neurogenetics Technology under this Section 10.3(c), neither Party shall have the right to enter into any settlement, consent judgment or other final disposition of an action for infringement or validity as to any Neurogenetics Technology if such settlement, consent judgment or other final disposition would diminish the rights or interests of the other Party, except with the written consent of such other Party, which consent shall not be unreasonably withheld.

(d)           Disposition of Inventory Upon Termination. Neurogenetics shall promptly transfer all quantities of any remaining Compound supplied by Lilly to Neurogenetics. If Lilly terminates this Agreement after Neurogenetics has obtained a Regulatory Approval for the Product, Neurogenetics will promptly offer to sell to Lilly or its designee, at Neurogenetics’ actual cost (determined in accordance with GAAP), Neurogenetics’ inventory of the Product existing on the date of termination (“Neurogenetics Inventory”). Neurogenetics will be entitled to finish manufacturing any work-in-process into the Product, and such newly made Product will be considered Neurogenetics Inventory hereunder. If termination of this Agreement relates only to a specific country, the provisions of this Section 10.3(d) are applicable only to Neurogenetics’ Product inventories for the country (as determined by Neurogenetics’ records) where such termination occurred; provided, however, that Neurogenetics may, at its option, promptly ship any inventory of Product in such country to a country in which it retains the right to market and sell such Product.

(e)           Transfer of Regulatory Documents. If this Agreement is terminated by Lilly under Sections 10.2 or 10.5, Neurogenetics shall promptly transfer possession and ownership (and shall cause all contractors used by Neurogenetics to provide services hereunder to transfer possession and ownership) to Lilly (and in Lilly’s name where appropriate) of all Clinical Trial data and information, all Clinical Trial databases, all data generated in support of Applications for Marketing Authorization, Regulatory Approvals or other regulatory commitments (e.g., toxicology and stability data) and regulatory documents (including, but not limited to, Applications for Marketing Authorization, Regulatory Approvals and any correspondence between Neurogenetics and any sublicensee or contractor of Neurogenetics and any regulatory agency) that were created and/or developed under the terms of this Agreement for Compound or Product (collectively, the “Regulatory Documents”). Should Lilly elect to sublicense, or to co-market or co-promote Product with a Third Person in the Territory, Lilly

***   Confidential Treatment Requested

shall have the right to provide appropriate access to such Clinical Trial data or information, Clinical Trial databases, all data generated in support of any Application for Marketing Authorization, Regulatory Approval other regulatory commitment, or Regulatory Document to such Third Person.

(f)            Assignment of Trademarks. Neurogenetics shall assign to Lilly at no cost its trademark rights for the Product, including, without limitation, any back-up marks, registrations, or applications for such marks and the goodwill associated with such marks.

(g)           Termination by Lilly Under Sections 10.6 and 11.3. If Lilly terminates this Agreement under Section 10.6 or 11.3, then the Parties shall [***] for such [***], which are [***].

10.4        Termination by Neurogenetics.

(a)           After Lilly has received the six million and no/100 Dollars initial payment from Neurogenetics in accordance with Section 3.1(a), then Neurogenetics may terminate this Agreement at any time upon sixty (60) days’ prior written notice to Lilly in the event that Neurogenetics determines in good faith that continued development or commercialization of Compound or Product is not consistent with Neurogenetics’ business objectives.

(b)           Upon (i) any material breach of this Agreement by Lilly, or (ii) material violation of any warranty or covenant by Lilly under this Agreement Neurogenetics may, at its option, terminate this Agreement upon ninety (90) days written notice to Lilly. Such termination shall become effective at the end of such ninety (90) day period unless Lilly cures such breach or violation during such ninety (90) day period; provided, however, in the case of a breach or violation that cannot be cured within such ninety (90) day period, Neurogenetics may terminate this Agreement following such ninety (90) day period only if Lilly shall have failed to commence substantial remedial actions within such ninety (90) day period and to use best efforts to pursue the same. Notwithstanding the foregoing, to the extent a material breach or material default of this Agreement by Lilly affects Lilly’s performance and Neurogenetics’ rights under this Agreement as it relates to one or more countries, but not all countries, Neurogenetics may terminate this Agreement in accordance with this Section 10.4(b) as to the affected country or countries only, and in such case this Agreement will remain in full force and effect in accordance with its terms with respect to the countries that are not terminated.

(c)           If Neurogenetics terminates this Agreement under Section 10.4(a), then the terms of Section 10.3 shall apply except that [***] of the [***] as set forth therein and any sublicense granted by Neurogenetics hereunder shall, at Lilly’s sole discretion, either be terminated, or if agreed to by Lilly in writing, assigned by Neurogenetics to Lilly such that such sublicense becomes a direct license between Lilly and the applicable sublicensee; provided, however, that such sublicensee(s) cures the breach that gave rise to the termination of this Agreement by Lilly, as applicable. If Neurogenetics terminates this Agreement under Section 10.4(b), 10.5, or 11.3, then Neurogenetics shall retain any and all licenses granted to it by Lilly pursuant to Section 2.1 (unless otherwise terminated pursuant to the terms of this Agreement), and Neurogenetics’ payment obligations under Article 3 and other relevant

***   Confidential Treatment Requested

provisions shall continue in full force and effect; provided, however that Neurogenetics’ obligations under [***]  and, [***], the provisions of [***]  shall not apply.

10.5        Termination for Bankruptcy. Notwithstanding any other provision of this Article 10, either Party may terminate this Agreement by providing written notice to the other Party (with immediate effect) if the other Party:

(a)                                  makes a general assignment of substantially all of its assets for the benefit of creditors;

(b)                                  petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or all or substantially all of its assets; or

(c)                                  voluntarily commences under the laws of any jurisdiction any proceeding for relief under the Bankruptcy Code of 1986, as amended, or similar bankruptcy laws in applicable jurisdictions, involving its insolvency, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors.

10.6        Change in Neurogenetics’ Ownership. If Neurogenetics undergoes a Change of Control, Neurogenetics will promptly notify Lilly in writing thereof and Lilly may terminate this Agreement by providing written notice to Neurogenetics within forty-five (45) days after the date of such notice from Neurogenetics and such termination shall become effective upon Neurogenetics’ receipt of such notice unless the new controlling Third Person agrees in writing to be bound by the terms and conditions of this Agreement and to undertake all of Neurogenetics’ obligations under this Agreement.

10.7        Residual Obligation Upon Termination. Termination of this Agreement for any reason will not relieve either Party of any obligation or liability accruing prior thereto and will be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing and in addition to the foregoing and the rights upon termination set forth in Sections 10.2 and 10.4, no termination of this Agreement, whether by lapse of time or otherwise, will serve to terminate the rights and obligations of the Parties hereto with respect to this Agreement as it relates to the jurisdiction(s) for which this Agreement has not been terminated. The provisions of Article 1, Article 7, Sections 6.6, 8.8 and 8.9, Article 9, Section 10.3, 10.4(c), 10.7, 10.8 and Article 11 are intended to and shall survive termination or expiration of this Agreement in accordance with the terms of such Articles or Sections.

10.8        Additional Remedies. The remedies set forth in this Article 10 or elsewhere in this Agreement will be in addition to, and will not be to the exclusion of, any other remedies available to the Parties at law, in equity or under this Agreement.

10.9        Further Assurances. Neurogenetics covenants and agrees that if this Agreement is terminated under Sections 10.2, 10.5 or 11.3, and if any Regulatory Document(s) or any

***   Confidential Treatment Requested

trademark described in Section 10.3(f) cannot be transferred or assigned under Applicable Law, or is untransferable by its nature, then Neurogenetics will cause the beneficial interest in and to the same, in any event, to pass to Lilly, and Neurogenetics, covenants and agrees, after such termination to hold such Regulatory Document(s) and trademark(s) in trust for, and for the benefit of Lilly; provided, all payments owed to Neurogenetics under this Agreement have been paid by Lilly.

ARTICLE 11

MISCELLANEOUS

11.1        Independent Contractor. It is understood and agreed that the Parties shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as creating any partnership, joint venture or employer-employee relationship between the Parties or as authorization for either Neurogenetics or Lilly to act as agent for the other.

11.2        No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their legal representatives, successors and assigns, and they shall not be construed as conferring any rights to any Third Person.

11.3        Force Majeure. If either Party is affected by any extraordinary, unexpected and unavoidable event such as acts of God, floods, fires, riots, war, labor disturbances, failures of sources of supply, infectious diseases of animals, or by the reason of any law, order, proclamation, regulation, ordinance, demand or requirement of the relevant government or any authority or representative thereof, or by reason of any other cause whatsoever (provided that in all such cases the Party claiming relief on account of such event can demonstrate that such event was extraordinary, unexpected and unavoidable by the exercise of reasonable care) (“Force Majeure”) it shall notify the other Party within five (5) business days of the nature and extent thereof and take all reasonable steps to overcome the Force Majeure and to minimize the loss occasioned to that other Party. Such notice will be provided within five (5) business days of the occurrence of such event and will identify the requirements of this Agreement or such of its obligations as may be affected, and, subject to the provisions below, to the extent so affected, said obligations will be suspended during the period of such disability. The Party prevented from performing hereunder will use reasonable efforts to remove such disability and will continue performance whenever such causes are removed. The Party so affected will give to the other Party a good faith estimate of the continuing effect of the Force Majeure condition and the duration of the affected Party’s nonperformance.

If the period of any previous actual nonperformance of Lilly because of Lilly Force Majeure conditions plus the anticipated future period of Lilly nonperformance because of such conditions will exceed an aggregate of [***]  days within any [***] period, Neurogenetics may terminate this Agreement immediately by written notice to Lilly.

If the period of any previous actual nonperformance of Neurogenetics because of

***   Confidential Treatment Requested

Neurogenetics Force Majeure conditions will exceed [***] days, Lilly may terminate this Agreement immediately by written notice to Neurogenetics; provided, however, that to the extent such nonperformance by Neurogenetics affects Neurogenetics’ performance and Lilly’s rights under this Agreement as it relates to one or more countries, but not all countries, Lilly may terminate this Agreement after such [***]  day period as to the affected country or countries only, and in such case this Agreement will remain in full force and effect with respect to the countries that are not terminated.

Notwithstanding the foregoing, when such circumstances as those contemplated herein arise, the Parties will discuss in good faith, what, if any, modification of the terms set forth herein may be required in order to arrive at an equitable solution.

11.4        Amendment. This Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by authorized representatives of the Parties.

11.5        Entire Agreement. This Agreement constitutes the entire agreement and understanding relating to the subject matter of this Agreement and supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating to the subject matter of this Agreement, except for the Confidentiality and Non-Use Agreement dated December 6, 2002 which provisions shall continue to apply with regard to information exchanged thereunder.

11.6        Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions will not be affected thereby.

11.7        Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of Lilly or Neurogenetics in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Lilly or Neurogenetics of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

11.8        Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by prepaid express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by the notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

For Neurogenetics:                                  Neurogenetics, Inc.
11805 North Torrey Pines Road

Suite 300

La Jolla, California 92037

***   Confidential Treatment Requested

Attention:  Chief Executive Officer
Fax:  858-623-5666

With a copy to:                                                             Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
Attention:  Kay Chandler

Fax:  858-550-6420

For Lilly:                                Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
United States of America
Attention:  General Counsel
Fax:  317-276-9152

With a copy to:                                                             Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

United States of America

Attention:  Vice President, Neurosciences

11.9        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, United States, excluding any choice of law rules, which may direct the application of the law of any other jurisdiction. However, the scope, validity and enforceability of any patents encompassed within the scope of this Agreement shall be determined in accordance with the applicable laws of the countries in which such patents have issued.

11.10      Assignability. During the term of this Agreement, neither Party shall assign any benefit or burden under this Agreement without prior written consent of the other Party, which shall not be unreasonably withheld, except that (i) either Party may assign its rights and obligations under this Agreement to an Affiliate or to any company with which it may merge or consolidate or to any company to whom it may transfer substantially all of its assets to which this Agreement relates or to any company which may acquire such Party (including, in each case, any company created as a new vehicle upon any such merger, transfer or acquisition); provided that, in the event of such transaction, no intellectual property rights of any acquiring party in such transaction (if other than one of the Parties) will be included in the technology licensed hereunder except to the extent that such technology pertains only to Compound or Product, (ii) Neurogenetics may transfer any and all of its rights to a sublicensee as provided by this Agreement and (iii) Lilly may freely assign its royalty interest in whole or in part and shall have the right to disclose this Agreement in connection therewith. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11.11      Jointly Prepared. This Agreement will be deemed to have been drafted by both Lilly and Neurogenetics and will not be construed against either Party as the draftsperson hereof.

11.12      Headings, Gender and Number. All section and article titles or captions contained in this Agreement and in any exhibit, schedule or certificate referred to herein or annexed to this Agreement are for convenience only, will not be deemed a part of this Agreement and will not affect the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and other gender, masculine, feminine, or neuter, as the context requires.

11.13      Dispute Resolution. If any dispute arises relating to this Agreement, prior to instituting any lawsuit or other dispute resolution process on account of such dispute, the Parties will attempt in good faith to settle such dispute first by negotiation and consultation between themselves, including referral of such dispute to the Chief Executive Officer of Neurogenetics and the Vice President, Neurosciences, of Lilly. If such executives are unable to resolve such dispute or agree upon a mechanism to resolve such dispute within sixty (60) days of the first written request for dispute resolution under this Section 11.13, the Parties may then either consider other forms of alternative dispute resolution as a means of resolving any such dispute or institute litigation and seek such remedies as may be available.

11.14      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

11.15      Schedules, Exhibits and Attachments. All schedules, exhibits and attachments (including, without limitation, the Development Plan) referred to herein are intended to be and hereby are specifically made part of this Agreement. However, if there is a conflict between a term or condition of such schedules, exhibits and attachments and this Agreement, the terms and conditions of this Agreement shall prevail.

IN WITNESS WHEREOF, the Parties by their respective authorized representatives, have executed this Agreement.

ELI LILLY AND COMPANY

By:	Signature illegible

Printed:	Signature illegible

Title:	Executive Vice President

NEUROGENETICS, INC.

By:	/s/Neil Kurtz

Printed:	Neil M. Kurtz, M.D.

Title:	President and CEO

EXHIBIT A

Licensed Patents

Issued United States Patents:

[***]

Pending United States Applications:

[***]

Issued Foreign Patents:

[***]

Pending Foreign Applications:

[***]

*

***   Confidential Treatment Requested

Exhibit B

Lilly Know How

Regulatory

1.               A copy of all documents and communications between Lilly and the FDA contained in or pertaining to [***].

Medical

The following medical data were never intended to be used to support registration of the Product.

1.               [***]

2.               [***]

3.               [***]

4.               [***]|

5.               [***]

6.               [***]|

7.               [***]

Toxicology

Safety Pharmacology Studies

Pharm Report #	Report Title	Study Number

1	[***]	[***]

2	[***]	[***]

3	[***]	[***]

4	[***]	[***]

5	[***]	[***]

6	[***]	[***]

7	[***]	[***]

***   Confidential Treatment Requested

Genetic Toxicity Studies

Tox Report #	Report Title	Study Number

1	[***]	[***]

2	[***]	[***]

3	[***]	[***]

4	[***]	[***]

Acute Toxicity Studies

Tox Report #	Report Title	Study Number

5	[***]	[***]

11	[***]	[***]

19	[***]	[***]

***   Confidential Treatment Requested

Repeat-Dose Toxicity Studies

Tox Report #	Report Title	Study Number

9	[***]	[***]

10	[***]	[***]

12	[***]	[***]

13	[***]	[***]

15	[***]	[***]

16	[***]	[***]

17	[***]	[***]

Neurotoxicity Studies

Tox Report #	Report Title	Study Number

7	[***]	[***]

8	[***]	[***]

18	[***]	[***]

***   Confidential Treatment Requested

Other Toxicology Studies and Reports

Tox Report #	Report Title	Study Number

14	[***]	[***]

20	[***]	[***]

6	[***]	[***]

***   Confidential Treatment Requested

ADME

Report #	Study #	Author(s)	Title of Report	# of Pages	Date Submitted

1	[***]	[***]	[***]	[***]	[***]

2	[***]	[***]	[***]	[***]	[***]

3	[***]	[***]	[***]	[***]	[***]

4	[***]	[***]	[***]	[***]	[***]

5	[***]	[***]	[***]	[***]	[***]

6		[***]	[***]	[***]	[***]

7		[***]	[***]	[***]	[***]

8	[***]	[***]	[***]	[***]	[***]

9	[***]	[***]	[***]	[***]	[***]

10	[***]	[***]	[***]	[***]	[***]

11	[***]	[***]	[***]	[***]	[***]

12	[***]	[***]	[***]	[***]	[***]

13	[***]	[***]	[***]	[***]	[***]

14	[***]	[***]	[***]	[***]	[***]

15	[***]	[***]	[***]	[***]	[***]

16	[***]	[***]	[***]	[***]	[***]

***   Confidential Treatment Requested

Preclinical Documents

[***]

***   Confidential Treatment Requested

CM&C

[***]

***   Confidential Treatment Requested

EXHIBIT C

Compound Supply

[***]

***   Confidential Treatment Requested

EXHIBIT D

Development Plan

To be prepared by Neurogenetics and provided to Lilly within thirty (30) days after the Effective Date.